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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-73039, 333-84071, 333-31676, and 333-33118 of DUSA Pharmaceuticals, Inc. on
Form S-3 and Registration Statement Nos. 333-92259 and 333-57890 of DUSA Pharmaceuticals, Inc. on Form S-8 of our report dated February 14, 2003, appearing in this Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 11, 2003